                                                                     Exhibit 4.4


                                                                  EXECUTION COPY









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                           SERIES A WARRANT AGREEMENT

                                     between

                           AMF BOWLING WORLDWIDE, INC.



                                       and

                          MELLON INVESTOR SERVICES LLC,
                                as Warrant Agent

                                  March 8, 2002

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                                TABLE OF CONTENTS
                                -----------------

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
SECTION 1     Appointment of Warrant Agent..............................................................    1
SECTION 2     Issuances ................................................................................    1
SECTION 3     Form of Warrant Certificates..............................................................    1
SECTION 4     Execution of Warrant Certificates.........................................................    2
SECTION 5     Registration and Countersignature.........................................................    2
SECTION 6     Registration of Transfers and Exchanges...................................................    3
SECTION 7     Duration and Exercise of Warrants.........................................................    6
SECTION 8     Cancellation of Warrants..................................................................   10
SECTION 9     Mutilated or Missing Warrant Certificates.................................................   10
SECTION 10    Reservation of Shares.....................................................................   10
SECTION 11    Stock Exchange Listings...................................................................   11
SECTION 12    Adjustment of Exercise Price and Number of Shares Purchasable or Number of Warrants.......   11
SECTION 13    Fractional Shares.........................................................................   16
SECTION 14    Notices to Warrantholders.................................................................   16
SECTION 15    Merger, Consolidation or Change of Name of Warrant Agent..................................   17
SECTION 16    Warrant Agent.............................................................................   18
SECTION 17    Change of Warrant Agent...................................................................   20
SECTION 18    Warrantholder Not Deemed a Stockholder....................................................   21
SECTION 19    Notices to Company and Warrant Agent......................................................   21
SECTION 20    Payment of Taxes and Charges..............................................................   22
SECTION 21    Supplements and Amendments................................................................   22
SECTION 22    Successors................................................................................   23
SECTION 23    Termination...............................................................................   23
SECTION 24    Governing Law Venue and Jurisdiction......................................................   23
SECTION 25    Benefits of this Agreement................................................................   23
SECTION 26    Counterparts..............................................................................   23
SECTION 27    Headings..................................................................................   24
SECTION 28    Meaning of Terms Used in Agreement........................................................   24
SECTION 29    Severability..............................................................................   24

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                  This SERIES A WARRANT AGREEMENT (this "Agreement") is dated as of March 8, 2002, between AMF BOWLING WORLDWIDE, INC., a Delaware corporation
(the "Company"), and MELLON INVESTOR SERVICES LLC, a New Jersey limited liability company (in its capacity as warrant agent hereunder, the "Warrant
Agent").

                               W I T N E S S E T H
                               -------------------

                  WHEREAS, pursuant to the Second Amended, Second Modified Plan of Reorganization for the Company dated January 31, 2002 (as may be further modified, supplemented or amended, the "Plan") under chapter 11 of title 11 of the United States Code, 11 U.S.C. ss.ss.101 et seq., the Company proposes to issue 1,764,706 Series A warrants (the "Warrants") entitling the holders to purchase initially an aggregate of up to 1,764,706 shares (as may be adjusted from time to time pursuant to this Agreement, the "Shares") of the Company's
Common Stock, par value $0.01 per share ("Common Stock");

                  WHEREAS, the Warrant Agent, at the request of the Company, has agreed to act as the agent of the Company in connection with the issuance, registration, transfer, exchange, exercise and conversion of the Warrants;

                  NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereto agree as follows:

                  SECTION 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions hereinafter set forth in this Agreement; and the Warrant Agent hereby accepts such appointment, upon the terms and conditions hereinafter set forth.

                  SECTION 2. Issuances. Subject to the provisions of this Agreement, in accordance with the terms of the Plan, on (and from time to time after) the Initial Distribution Date (as defined in the Plan), Warrants to purchase the Shares will be issued and delivered by the Company in the amounts and to the recipients specified in the Plan. On or after the Initial
Distribution Date, the Company will deliver, or cause to be delivered, one or more Global Warrant Certificates (as defined below) evidencing the Warrants in accordance with the terms of the Plan.

                  SECTION 3. Form of Warrant Certificates. Subject to Section 6 of this Agreement, the Warrants shall initially be issued in the form of one or more global certificates (the "Global Warrant Certificates"), the forms of election to exercise and of assignment to be printed on the reverse thereof, in substantially the form set forth in Exhibit A hereto (including the information set forth in footnote 1 thereto) together with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Warrant Certificates, as evidenced by their execution of the Warrant Certificates.


                  The Global Warrant Certificates shall be deposited on or after the Initial Distribution Date with, or with the Warrant Agent as custodian for, The Depository Trust Company (the "Depositary") and registered in the name of Cede & Co., as the Depositary's nominee. Each Global Warrant Certificate shall represent such number of the outstanding Warrants as specified therein, and each shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate, in accordance with the terms of this Agreement. Upon request, a Holder may receive from the Depositary and the Warrant Agent Warrants in definitive form (the "Definitive Warrant Certificates" and, together with the Global Warrant Certificates, the "Warrant Certificates"), substantially in the form of Exhibit A (not including footnote 1 thereto) as set forth in Section 6 below.

                  SECTION 4. Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board of Directors, its Chief Executive Officer, its President, a Vice President or its Treasurer (each, an "Officer"). Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of any such Officer and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any Officer.

                  If any Officer who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such Officer had not ceased to be such Officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Agreement any such person was not such officer.

                  SECTION 5. Registration and Countersignature. The Warrant Agent shall, upon receipt of the Warrant Certificates duly executed on behalf of the Company, countersign one or more Warrant Certificates evidencing the Warrants and shall deliver such Warrant Certificates to or upon the written order of the Company. A Warrant Certificate shall be, and shall remain, subject to the provisions of this Agreement until such time as all of the Warrants evidenced thereby shall have been duly exercised or shall have expired or been canceled in accordance with the terms hereof.

                  No Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been countersigned by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence that such Warrant Certificate so countersigned has been duly issued hereunder.

                  The Warrant Agent shall keep, at an office designated for such purpose, books (the "Warrant Register") in which, subject to such reasonable regulations as it may prescribe, it shall register the Warrant Certificates and exchanges and transfers of outstanding Warrant Certificates in accordance with the procedures set forth in Section 6 of this Agreement, all in

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

form satisfactory to the Company and the Warrant Agent. No service charge shall be made for any exchange or registration of transfer of the Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any such exchange or registration of transfer. The Warrant Agent shall have no obligation to effect an exchange or register a transfer unless and until any payments required by the immediately preceding sentence have been made.

                  Prior to due presentment for registration of transfer or exchange of any Warrant in accordance with the procedures set forth in this Agreement, the Warrant Agent and the Company may deem and treat the person in whose name any Warrant is registered (the "Holder" of such Warrant) as the absolute owner of such Warrant (notwithstanding any notation of ownership or other writing made in a Warrant Certificate by anyone), for the purpose of any exercise thereof, any distribution to the Holder thereof and for all other purposes, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

                  SECTION 6. Registration of Transfers and Exchanges.

                       (a) Transfer and Exchange of Global Warrant Certificates or Beneficial Interests Therein. The transfer and exchange of Global Warrant Certificates or beneficial interests therein shall be effected through the Depositary, in accordance with this Agreement and the procedures of the Depositary therefor.

                       (b) Exchange of a Beneficial Interest in a Global Warrant Certificate for a Definitive Warrant Certificate.


                           (i) Any Holder of a beneficial interest in a Global Warrant Certificate may, upon request, exchange such beneficial interest for a Definitive Warrant Certificate. Upon receipt by the Warrant Agent from the Depositary or its nominee of written instructions or such other form of instructions as is customary for the Depositary on behalf of any person having a beneficial interest in a Global Warrant Certificate, the Warrant Agent shall cause, in accordance with the standing instructions and procedures existing between the Depositary and Warrant Agent, the number of Warrants represented by the Global Warrant Certificate to be reduced by the number of Warrants to be represented by the Definitive Warrant Certificates to be issued in exchange for the interest of such person in the Global Warrant Certificate and, following such reduction, the Company shall execute and the Warrant Agent shall countersign and deliver to the transferee, as the case may be, a Definitive Warrant Certificate.

                           (ii) Definitive Warrant Certificates issued in exchange for a beneficial interest in a Global Warrant Certificate pursuant to this Section 6(b) shall be registered in such names as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent. The Warrant Agent shall deliver such Definitive Warrant Certificates to the persons in whose names such Warrants are so registered.

                       (c) Transfer and Exchange of Definitive Warrant Certificates. When Definitive Warrant Certificates are presented to the Warrant Agent with a request:



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                           (i) to register the transfer of the Definitive
          Warrant Certificates; or

                           (ii) to exchange such Definitive Warrant Certificates for an equal number of Definitive Warrant Certificates of other authorized denominations,

the Warrant Agent shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Warrant Certificates presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Warrant Agent, duly executed by the Holder thereof or by his attorney, duly authorized in writing.

                       (d) Restrictions on Exchange or Transfer of a Definitive Warrant Certificate for a Beneficial Interest in a Global Warrant Certificate. A Definitive Warrant Certificate may not be exchanged for a beneficial interest in a Global Warrant Certificate except upon satisfaction of the requirements set forth below. Upon receipt by the Warrant Agent of a Definitive Warrant Certificate, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Warrant Agent, together with written instructions directing the Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Global Warrant Certificate to reflect an increase in the number of Warrants represented by the Global Warrant Certificate equal to the number of Warrants represented by such Definitive Warrant Certificate, then the Warrant Agent shall cancel such Definitive Warrant Certificate and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Warrants represented by the Global Warrant Certificate to be increased accordingly. If no Global Warrant Certificates are then outstanding, the Company shall issue and the Warrant Agent shall countersign a new Global Warrant Certificate representing the appropriate number of Warrants.

                       (e) Restrictions on Transfer and Exchange of Global Warrant Certificates. Notwithstanding any other provisions of this Agreement (other than the provisions set forth in Section 6(f)), unless and until it is exchanged in whole for Definitive Warrant Certificates, a Global Warrant Certificate may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                       (f) Countersigning of Definitive Warrant Certificates in Absence of Depositary. If at any time:

                           (i) the Depositary for the Global Warrant
          Certificates notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Warrant Certificates and a successor Depositary for the Global Warrant Certificates is not appointed by the Company within 90 days after delivery of such notice; or

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                           (ii) the Company, in its sole discretion, notifies
          the Warrant Agent in writing that it elects to cause the issuance of Definitive Warrant Certificates under this Agreement,

then the Company shall execute, and the Warrant Agent, upon written instructions signed by an officer of the Company, shall countersign and deliver Definitive Warrant Certificates, in an aggregate number equal to the number of Warrants represented by the Global Warrant Certificates, in exchange for such Global Warrant Certificates.

                       (g) No Warrants, or shares of Common Stock issuable upon exercise of the Warrants, shall be sold, exchanged or otherwise transferred in violation of the Securities Act of 1933, as amended (the "Securities Act"), or state securities laws. The Company or the Warrant Agent may require that, as a condition to any sale, exchange or transfer of a Warrant or such shares of Common Stock that the Holder deliver to the Company and the Warrant Agent an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company and to the Warrant Agent, to the effect that such sale, exchange or transfer is made in compliance with the Securities Act and all applicable state securities laws or pursuant to an exempt transaction under the Securities Act and state securities laws. The provisions of this paragraph (g) shall not apply to the exercise of any Warrant to the extent that the Shares issued upon such exercise (and any unexercised portion of the Warrant so exercised) shall be issued to the same Holder that exercised such Warrant.

                       (h) The Warrant Certificates and the shares of Common Stock issuable upon exercise of the Warrants shall bear such legends as the Company shall determine reflecting the restrictions in the immediately preceding
Section 6(g).

                       (i) Cancellation of Global Warrant Certificate. At such time as all beneficial interests in Global Warrant Certificates have either been exchanged for Definitive Warrant Certificates, redeemed, repurchased or cancelled, all Global Warrant Certificates shall be returned to or retained and cancelled by the Warrant Agent.

                       (j) Obligations with Respect to Transfers and Exchanges of Warrants.

                           (i) To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent is hereby authorized to countersign, in accordance with the provisions of
          Section 3 and this Section 6, Definitive Warrant Certificates and Global Warrant Certificates as required pursuant to the provisions of this Section 6 and for the purpose of any distribution of Warrant Certificates contemplated by Section 12.

                           (ii) All Definitive Warrant Certificates and Global Warrant Certificates issued upon any registration of transfer or exchange of Definitive Warrant Certificates or Global Warrant Certificates shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Definitive Warrant Certificates or Global Warrant Certificates surrendered upon such registration of transfer or exchange.

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

                           (iii) No service charge shall be made to a Holder for any registration, transfer or exchange.

                           (iv) So long as the Depositary, or its nominee, is the registered owner of a Global Warrant Certificate, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Warrants represented by such Global Warrant Certificate for all purposes under this Agreement. Except as provided in Section 6(b) upon the exchange of a beneficial interest in a Global Warrant Certificate for a Definitive Warrant Certificate, owners of beneficial interests in a Global Warrant Certificate will not be entitled to have any Warrants registered in their names, and will not receive or be entitled to receive physical delivery of any such Warrants as Definitive Warrant Certificates and will not be considered the owners or holders thereof under the Warrants or this Agreement. Neither the Company nor the Warrant Agent, in its capacity as registrar for such Warrants, will have any responsibility or liability for any aspect of the records relating to beneficial interests in a Global Warrant Certificate or for maintaining, supervising or reviewing any records relating to such beneficial interests.

                           (v) Subject to Sections 6(b), (c), (d) and this
          Section 6(j), the Warrant Agent shall, upon receipt of all information required to be delivered hereunder, from time to time register the transfer of any outstanding Warrants represented by Warrant Certificates in the Warrant Register, upon surrender of Warrant Certificates representing such Warrants at the Warrant Agent Office (as defined below), duly endorsed, and accompanied by a completed form of assignment, duly signed by the Holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by (i) a bank or trust company, (ii) a broker or dealer that is a member of the National Association of Securities Dealers, Inc. (the "NASD") or (iii) a member of a national securities exchange. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee.

                  SECTION 7. Duration and Exercise of Warrants. (a) The Warrants shall expire at 5:00 p.m. on March 9, 2009 (such date, the "Expiration Date"). On the Expiration Date, the Warrants will become void and of no value.

                       (b) Subject to the provisions of this Agreement, including Section 12, each Warrant shall entitle the holder thereof to purchase from the Company (and the Company shall issue and sell to such holder) one fully paid and nonassessable Share at a price equal to $21.19 per share (as the same may be hereafter adjusted pursuant to Section 12, the "Exercise Price").

                       (c) From and after the Initial Distribution Date under, and as defined in, the Plan and until 5:00 p.m., New York City time, on the Expiration Date with respect to such Warrant, the Holder of a Warrant may exercise such Holder's right to purchase Shares by

                           (i) providing written notice of such election ("Warrant Exercise Notice") to exercise the Warrant to the Warrant Agent at the address set forth in Section 19 hereof, "Re: AMF Bowling Worldwide, Inc. Warrant Exercise", by hand or by facsimile, no later than 5:00 p.m., New York City time, on the Expiration Date, which


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         Warrant Exercise Notice shall be in the form of an election to purchase
         Shares of Common Stock of the Company substantially in the form set forth either (x) in Exhibit B-1 hereto, properly completed and executed by the Holder; provided that such written notice may only be submitted by persons who hold Definitive Warrant Certificates, or (y) in Exhibit B-2 hereto, properly completed and executed by the Holder; provided that such written notice may only be submitted with respect to Warrants held through the book-entry facilities of the Depositary, by or through persons that are direct participants in the Depositary;

                           (ii) delivering, either (x) no later than 5:00 p.m., New York City time, on the business day immediately prior to the Settlement Date, as defined below, such Warrants to the Warrant Agent by book-entry transfer through the facilities of the Depositary or (y) no later than 5:00 p.m., New York City time, on the business day immediately prior to the Settlement Date, the Warrant Certificates evidencing such Warrants to the Warrant Agent if Definitive Warrant Certificates have been issued and delivered pursuant to Section 3; and

                           (iii) paying the applicable Exercise Price multiplied by the number of Shares in respect of which such Warrants are being exercised (the "Exercise Amount"), together with any applicable taxes and governmental charges. The date three business days after a Warrant Exercise Notice is delivered is referred to for all purposes under this Agreement as the "Settlement Date".

                       (d) The Exercise Amount shall be payable in lawful money of the United States of America either (i) by wire transfer in immediately available funds of the Exercise Amount to an account of the Warrant Agent specified in writing by the Warrant Agent for such purpose, no later than 5:00 p.m., New York City time, on the business day immediately prior to the Settlement Date, (ii) by surrender to the Warrant Agent through the facilities of the Depositary for cancellation of shares of Common Stock newly acquired upon exercise of the Warrant, valued at the Market Price (as hereinafter defined) equal to the Exercise Amount or (iii) by a combination of the methods described in clauses (i) and (ii) of this subparagraph (d). The term "Market Price" shall mean (x) the average closing price of a share of Common Stock for the ten consecutive trading days immediately preceding, but not including, the date of exercise of this Warrant as reported on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or (y) if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices during such ten trading day period in the over-the-counter market as reported by the NASD Automated Quotation System ("Nasdaq") National Market or any comparable system or (z) in all other cases, as determined in good faith by the Board of Directors of the Company (including any authorized committee thereof, the "Board of Directors"), whose determination shall be conclusive absent manifest error.

                       (e) Any exercise of a Warrant pursuant to the terms of this Agreement shall be irrevocable and shall constitute a binding agreement between the Holder and the Company, enforceable in accordance with its terms.

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

                       (f) The Warrant Agent shall notify the Depositary of (x) the Warrant Agent's account at the Depositary to which the Warrants must be delivered by the business day immediately prior to the Settlement Date for those Warrants to be exercised through the book-entry facilities of the Depositary and
(y) the address, phone number and facsimile number where holders of the Warrants can contact the Warrant Agent to which Warrant Exercise Notices are to be submitted.

                       (g) Promptly following delivery of Warrants to a Holder, the Warrant Agent shall notify such Holder (through the clearing system) of (i) the Warrant Agent's account at the Depositary to which holders must deliver Warrants on the business day immediately prior to the Settlement Date, (ii) the Warrant exercise procedures of the Depositary and (iii) the address, telephone number and facsimile number where Holders can contact the Warrant Agent and to which Holders must submit Warrant Exercise Notices if they decide to exercise their Warrants. At such time, the Warrant Agent shall also provide then Holders with a Warrant Exercise Notice and the pertinent instructions as to how to exercise their Warrants.

                       (h) The Warrant Agent shall:

                           (i) examine all Warrant Exercise Notices and all other documents delivered to it by or on behalf of holders as contemplated by the Warrant Certificates to ascertain whether, on their face, such Warrant Exercise Notices and any such other documents have been executed and completed in accordance with their terms and the terms of the Warrant Certificates;

                           (ii) determine whether the exercising Warrant Holder has delivered the related Warrants to the Warrant Agent's account at the Depositary. In each case where a Warrant Exercise Notice or other document appears on its face to have been improperly completed or executed or some other irregularity in connection with the exercise of the Warrants exists, the Warrant Agent shall endeavor to inform the appropriate parties (including the person submitting such instrument) of the need for fulfillment of all requirements, specifying those requirements which appear to be unfulfilled. Except to the extent provided in the immediately preceding sentence, the Warrant Agent shall be under no duty to give notice to any person of any irregularities in Warrant Exercise Notices, delivery of Warrants or any other document completed or executed in connection therewith nor shall it incur any liability for failure to give such notice;

                           (iii) inform the Company of and cooperate with and assist the Company in resolving any reconciliation problems between Warrant Exercise Notices received and delivery of Warrants to the Warrant Agent's account;

                           (iv) advise the Company no later than one business day after receipt of a Warrant Exercise Notice, of (i) the receipt of such Warrant Exercise Notice and the number of Warrants exercised in accordance with the terms and conditions of this Agreement, (ii) the instructions with respect to delivery of the shares of Common Stock of the Company deliverable upon such exercise, subject to timely receipt from the

          Depositary of the necessary information, and (iii) such other information as the Company shall reasonably require;

                           (v) notify, by such time as necessary to ensure a prompt closing, the Depositary, with a copy to the Company, each account at the Depositary to be credited with Common Stock and the amount thereof to be credited to each such account; and

                           (vi) subject to Common Stock being made available to the Warrant Agent by or on behalf of the Company for delivery to accounts within the Depositary, liaise with the Depositary and endeavor to effect such delivery to the relevant accounts at the Depositary in accordance with its requirements.

                       (i) All questions as to the validity, form and sufficiency (including time of receipt) of a Warrant exercise will be determined by the Company in its sole discretion, which determination shall be final and binding. The Warrant Agent shall incur no liability for or in respect of such determination by the Company. The Company reserves the right to reject any and all Warrant Exercise Notices not in proper form or for which any corresponding agreement by the Company to exchange would, in the opinion of the Company, be unlawful. Such determination by the Company shall be final and binding on the Holders, absent manifest error. Moreover, the Company reserves the absolute right to waive any of the conditions to the exercise of Warrants or defects in Warrant Exercise Notices with regard to any particular exercise of Warrants. The Company shall be under no duty to give notice to the holders of the Warrants of any irregularities in any exercise of Warrants, nor shall it incur any liability for the failure to give such notice.

                       (j) As soon as practicable after the exercise of any Warrant, the Company shall issue, or otherwise deliver, in authorized denominations to or upon the order of the Holder of the Warrant Certificates evidencing such Warrants, either

                           (i) if such Holder holds the Warrants being exercised through the Depositary's book-entry transfer facilities, by same-day credit to such Holder's account at the Depositary or to the account of a participant in the Depositary the number of Shares to which such Holder is entitled, in each case registered in such name and delivered to such account as directed in the Warrant Exercise Notice by such Holder or by the direct participant in the Depositary through which such Holder is acting, or

                           (ii) if such Holder holds the Warrants being exercised in the form of Definitive Warrant Certificates, by delivery to the address designated by such Holder in its Warrant Exercise Notice of a physical certificate representing the number of Shares to which such Holder is entitled, in fully registered form, registered in such name or names as may be directed by such Holder. If less than all of the Warrants evidenced by a Warrant Certificate surrendered upon the exercise of Warrants are exercised at any time prior to the date of expiration for the Warrants , a new Warrant Certificate or Certificates shall be issued for the remaining number of Warrants evidenced by the Warrant Certificate so surrendered, and the Warrant Agent is hereby authorized to

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

          countersign the required new Warrant Certificate or Certificates pursuant to the provisions of Section 6 and this Section 7.

                  SECTION 8. Cancellation of Warrants. If the Company shall purchase or otherwise acquire Warrants, the Warrant Certificates representing such Warrants shall thereupon be delivered to the Warrant Agent and be cancelled by it and retired. The Warrant Agent shall cancel all Warrant Certificates surrendered for exchange, substitution, transfer or exercise in whole or in part. Such cancelled Warrant Certificates shall thereafter be disposed of in a manner satisfactory to the Company.

                  SECTION 9. Mutilated or Missing Warrant Certificates. If any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, and the Warrant Agent shall countersign and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company and the Warrant Agent of the loss, theft or destruction of such Warrant Certificate and the posting of an indemnity or bond, if requested by either the Company or the Warrant Agent, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe and as required by Section 8-405 of the Uniform Commercial Code as in effect in the State of New York.

                  SECTION 10. Reservation of Shares. For the purpose of enabling it to satisfy any obligation to issue Shares upon exercise of Warrants, the Company will at all times through the Expiration Date, reserve and keep available, free from preemptive rights and out of its aggregate authorized but unissued or treasury shares of Common Stock, the number of Shares deliverable upon the exercise of all outstanding Warrants, and the transfer agent for the Company's Common Stock (such agent, in such capacity, as may from time to time be appointed by the Company, the "Transfer Agent") is hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued or treasury shares of Common Stock as shall be required for such purpose. The Company will keep a copy of this Agreement on file with such Transfer Agent and with every transfer agent for any shares of the Company's capital stock issuable upon the exercise of Warrants pursuant to Section 7. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent stock certificates issuable upon exercise of outstanding Warrants, and the Company will supply such Transfer Agent with duly executed stock certificates for such purpose.

                  Before taking any action that would cause an adjustment pursuant to Section 12 reducing any Exercise Price below the then par value (if any) of the Shares issuable upon exercise of the Warrants, the Company will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Shares at such Exercise Price as so adjusted.

                  The Company covenants that all shares of Common Stock issued upon exercise of the Warrants will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all taxes, liens, charges and security interests created by or imposed upon the Company with respect to the issuance and holding thereof.

                  SECTION 11. Stock Exchange Listings. So long as any Warrants remain outstanding, the Company will use commercially reasonable efforts to take all necessary action to have the shares of Common Stock, immediately upon their issuance upon exercise of Warrants, (i) listed on each national securities exchange on which the Common Stock is then listed or (ii) if the Common Stock is not then listed on any national securities exchange, listed for quotation on the Nasdaq National Market System or such other over-the-counter quotation system, if any, on which the Common Stock may then be listed.

                  SECTION 12. Adjustment of Exercise Price and Number of Shares Purchasable or Number of Warrants. The Exercise Price, the number of shares of Common Stock purchasable upon the exercise of each Warrant and the number of Warrants outstanding are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 12.

                       (a) If the Company shall (i) pay a dividend or make a distribution on Common Stock consisting of shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue, in a reclassification of the Common Stock, other securities of the Company (including any such reclassification in connection with a consolidation or merger of the Company in which the Company is the surviving entity), the number of Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the holder of each Warrant shall be entitled upon exercise to receive the kind and number of Shares or other securities of the Company which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                       (b) (i) If the Company at any time or from time to time after the date hereof shall distribute to all holders of Common Stock (including any such distribution made to the shareholders of the Company in connection with a consolidation or merger in which the Company is the continuing corporation) evidences of its indebtedness, cash or assets (other than (A) distributions and dividends payable in shares of Common Stock or (B) cash dividends or distributions paid out of retained earnings or surplus legally available for such dividends or distributions), then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for the determination of shareholders entitled to receive such distribution by a fraction, the numerator of which shall be the Market Price (as determined pursuant to Section 7(d)) per share of Common Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive for all purposes) of the portion of the evidences of indebtedness or assets so to be distributed, applicable to one share, and the denominator of which shall be such Market Price per share of Common Stock. Such adjustment shall become effective at the close of business on such record date.

                           (ii) If any capital reorganization of the Company, or any reclassification of the Common Stock, or any consolidation or merger of the Company with or into any other person, or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other person, shall be effected in such a way that the holders of the holders of the Common Stock shall be entitled to receive stock, securities, cash or other property (whether such stock, securities, cash or other property are issued or distributed by the Company or any other person) with respect to or in exchange for the Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, lease or other transfer, lawful and adequate provision shall be made whereby the holders of the Warrants shall have the right to acquire and receive upon exercise of such Warrants such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger, sale, lease or other transfer) with respect to or in exchange for such number of outstanding shares of Common Stock as would have been received upon exercise of such Warrants had such Warrants been exercised immediately before such reorganization, reclassification, consolidation, merger, sale, lease or other transfer, subject to adjustments (as determined in good faith by the Board of Directors of the Company). Adjustments for events subsequent to the effective date of such reorganization, reclassification, consolidation, merger, sale, lease or other transfer shall be as nearly equivalent as may be practicable to the adjustments provided for in this Agreement. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving person, or in any contract of sale, merger, conveyance, lease, transfer or otherwise, so that the provisions set forth herein for the protection of the rights of the holders of the Warrants shall thereafter continue to be applicable; and any such resulting or surviving person shall expressly assume the obligation to deliver, upon exercise of the Warrants, such shares of stock, securities, cash and other property. The provisions of this
          Section 12(b)(ii) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, leases or other transfers.

                           (iii) If any capital reorganization of the Company, reclassification of the Common Stock, consolidation or merger of the Company with or into any other person, or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other person, in each case on or prior to the third anniversary of the date of this Agreement, shall be effected in such a way that the holders of the Common Stock shall be entitled to receive consideration in which cash represents at least ninety-five percent (95%) (as determined in good faith by the Board of Directors of the Company) of the total consideration (whether distributed by the Company or any other person), in exchange for the surrender of their shares of Common Stock or, in the case of a sale of assets, in exchange for the assets subject to such sale, which, together with any other consideration issued or paid, is at least equal, in the aggregate, to the Minimum Consideration (as determined in good faith by the Board of Directors of the Company) with respect to or in exchange for the Common Stock or assets (any such reorganization, reclassification, consolidation, merger, sale, lease or other transfer, a "Cash Transaction"), then, as a condition of such Cash Transaction, lawful and adequate provision shall be made whereby each holder of Warrants shall have the right (the "Repurchase Right") to require the Company to repurchase such holder's Warrants, in whole or in part, for the Repurchase Price (as defined below). Such Repurchase Right may be exercised by the holder of Warrants by written notice to the Company within thirty (30) days of consummation of the Cash Transaction, and the Company shall cause the applicable Repurchase Price to be paid to the holder in cash within three (3) business days of such notice of exercise. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving person, or in any contract of sale, merger, conveyance, lease, transfer or otherwise, so that the provisions set forth herein for the protection of the rights of the holders of the Warrants shall thereafter continue to be applicable; and any such resulting or surviving person shall expressly assume the obligation to deliver, upon exercise of the Warrants, the Repurchase Price pursuant to this Section 12(b)(iii).

                           (iv) The Company shall notify all holders of Warrants, in the manner provided in Section 14, of any Cash Transaction at least thirty (30) days prior to such transaction and of the Repurchase Right set forth herein arising as a result thereof. Such notice shall state:

                                (1) the expected date of the consummation of the
                           Cash Transaction;

                                (2) the date by which the Repurchase Right must
                           be exercised;

                                (3) the applicable Repurchase Price;

                                (4) a description of the consideration to be
                           paid per share of Common Stock in the Cash
                           Transaction to the holders of Common Stock; and

                                (5) a description of the procedure which a
                           holder must follow to exercise its Repurchase Right, and the place or places where its Warrants are to be surrendered for payment of the Repurchase Price.

                  No failure of the Company to give the foregoing notices or defect therein shall limit any holder's right to exercise a Repurchase Right or affect the validity of the proceedings for the repurchase of Warrants.

                           (v) For purposes of Section 12(b)(iii):

                                 (A) "Minimum Consideration" means $625,000,000
                  less the amount of the Company's indebtedness for borrowed money and capitalized leases outstanding at the time immediately prior to the consummation of the Cash Transaction, determined on a consolidated basis.

                                 (B) "Repurchase Price" means, with respect to a
                  Cash Transaction occurring:

                                     (1) during the period commencing on the
                           date of this Agreement until but not including the first anniversary thereof, (x) $12,000,000 multiplied by (y) the quotient obtained by dividing the number of the Warrants initially issued that remain outstanding by the total number of Warrants initially issued;

                                     (2) during the period commencing on the
                           first anniversary of the date of this Agreement until but not including the second anniversary thereof, (x) $6,000,000 multiplied by (y) the quotient obtained by dividing the number of the Warrants initially issued that remain outstanding by the total number of Warrants initially issued; and

                                     (3) during the period commencing on the
                           second anniversary of the date of this Agreement until and including the third anniversary thereof,
                           (x) $3,000,000 multiplied by (y) the quotient obtained by dividing the number of the Warrants initially issued that remain outstanding by the total number of Warrants initially issued.

                           (vi) The number of shares of Common Stock purchasable upon the exercise of each Warrant (but not the Exercise Price per share of Common Stock purchased) shall be adjusted from time to time by adding to the number of shares of Common Stock purchasable upon the exercise of each Warrant (as may be adjusted pursuant to the other provisions of this Agreement) immediately prior to such adjustment, the quotient determined by dividing the number of Series B Warrant Shares by 10,000,000. The "number of Series B Warrant Shares" shall be the sum, without duplication, of that number of shares of Common Stock
          (1) issued prior to, or to be issued contemporaneously with, the exercise of such Warrants hereunder, upon the exercise (including a deemed exercise or any exercise or exchange by operation of law pursuant to a Cash Transaction) of the Series B Warrants ("Series B Warrants") pursuant to that certain Series B Warrant Agreement of the Company of even date herewith, and (2) if the shares of Common Stock are listed or admitted to trading on a national securities exchange or the Nasdaq National Market or any comparable system, issuable upon exercise of the Series B Warrants (including any successor warrants received pursuant to such transaction) for which the exercise price thereof is lower than the Trading Price of the Common Stock or other securities purchasable upon exercise thereof. For purposes of this
          Section 12(b)(vi), "Trading Price" shall mean the average closing price of a share of Common Stock for the ten consecutive trading days immediately preceding, but not including, the date of exercise of this Warrant as reported on the principal national securities exchange, the Nasdaq National Market or any comparable system on which the shares of Common Stock are listed or admitted to trading.

                       (c) No adjustment in the number of Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1.0%) in the number of Shares purchasable upon the exercise of each Warrant;

provided, however, that any adjustments that by reason of this Section 12(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest cent and to the nearest one-hundredth of a share, as the case may be.

                       (d) Except as provided in Section 12(b)(vi), whenever the number of shares of Common Stock purchasable upon the exercise of any Warrant is adjusted as herein provided (whether or not the Company then or thereafter elects to issue additional Warrants in substitution for an adjustment in the number of Shares as provided in Section 12(f)), the Exercise Price payable upon exercise of such Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of such Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Shares so purchasable immediately thereafter.

                       (e) For the purpose of this Section 12, the term "shares of Common Stock" shall mean (i) the shares of stock designated as the Common Stock of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. If at any time, as a result of an adjustment made pursuant to Section 12(a), the holders of Warrants shall become entitled to purchase any shares of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the applicable Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to such shares contained in Section 12(a) through (d), inclusive, above, and the provisions contained in this Agreement with respect to such shares, shall apply on like terms to any such other shares.

                       (f) The Company may elect, in its sole discretion, on or after the date of any adjustment required by paragraphs (a) of this Section 12, to adjust the number of Warrants in substitution for an adjustment in the number of Shares purchasable upon the exercise of a Warrant. Each of the Warrants outstanding after such adjustment of the number of Warrants shall be exercisable for the same number of Shares as immediately prior to such adjustment. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest one-hundredth) obtained by dividing the applicable Exercise Price in effect prior to adjustment of such Exercise Price by the applicable Exercise Price in effect after adjustment of such Exercise Price. The Company shall notify the holders of Warrants of its election to adjust the number of Warrants in the same manner as provided in the first paragraph of Section 14, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made, and shall give prompt written notice thereof to the Warrant Agent. This record date may be the date on which the Exercise Price is adjusted or any day thereafter. Upon each adjustment of the number of Warrants pursuant to this
Section 12(f) the Company shall, as promptly as practicable, cause to be distributed to holders of record of Warrants on such record date Warrant Certificates evidencing, subject to Section 13, the additional Warrants to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Warrant Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Warrant Certificates evidencing all the Warrants to be issued, executed and registered in the manner specified in Sections 4 and 5 (and which may bear, at the option of the Company, the applicable adjusted Exercise Price) and shall be registered in the names of the holders of record of Warrant Certificates on the record date specified in the notice.

                       (g) Except as provided in Section 12(a), no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

                       (h) Irrespective of any adjustments in an Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate (including the rights, duties or obligations of the Warrant Agent), and any Warrant Certificate thereafter issued, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

                  SECTION 13. Fractional Shares. Notwithstanding any adjustment pursuant to Section 12 in the number of Shares purchasable upon the exercise of a Warrant, the Company shall not be required to issue Warrants to purchase fractions of Shares, or to issue fractions of Shares upon exercise of the Warrants, or to distribute certificates which evidence fractional Shares.

                  SECTION 14. Notices to Warrantholders. Upon any adjustment of the number of shares of Common Stock purchasable upon exercise of each Warrant, any Exercise Price or the number of Warrants outstanding including any adjustment pursuant to Section 12, the Company, within 20 calendar days thereafter, shall (i) cause to be filed with the Warrant Agent a certificate signed by the Chairman of the Board, Chief Executive Officer, the President or any Vice President of the Company setting forth the event giving rise to such adjustment, such Exercise Price and either the number of Shares purchasable upon exercise of each Warrant or the additional number of Warrants to be issued for each previously outstanding Warrant, as the case may be, after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such adjustment was made, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered holders of the Warrant Certificates at such holder's address appearing on the Warrant Register, written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 14. The Warrant Agent shall be fully protected in relying in good faith on any such certificate and in making any adjustment described therein and shall have no duty with respect to, and shall not be deemed to have knowledge of, any adjustment unless and until it shall have received such a certificate.

                  If:

                       (a) the Company shall order, declare, make or pay any dividend payable in any securities upon its shares of Common Stock or make any distribution (other than a cash dividend) to the holders of its shares of Common Stock; or

                       (b) the Company shall offer to the holders of its shares of Common Stock any additional shares of Common Stock or securities convertible into shares of Common Stock or any right to subscribe thereto; or

                       (c) there shall be a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of all or substantially all of its property, assets and business as an entirety);

then the Company shall (i) cause written notice of such event to be filed with the Warrant Agent and shall cause written notice of such event to be given to each of the registered holders of the Warrant Certificates at such holder's address appearing on the Warrant Register, by first-class mail, postage prepaid, and (ii) make a public announcement in a daily newspaper of general circulation in New York City of such event, and make prompt written notification thereof to the Warrant Agent, such giving of notice and publication to be completed at least 10 calendar days (or 20 calendar days in any case specified in clause (c) above) prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. The failure to give the notice required by this Section 14 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, dissolution, liquidation or winding up or the vote upon or any other action taken in connection therewith.

                  SECTION 15. Merger, Consolidation or Change of Name of Warrant Agent. Any person into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which the Warrant Agent is a party, or any person succeeding to the shareholder services business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any document or any further act on the part of any of the parties hereto, if such person would be eligible for appointment as a successor Warrant Agent under the provisions of Section 17. If any of the Warrant Certificates have been countersigned but not delivered at the time such successor to the Warrant Agent succeeds under this Agreement, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and if at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

                  If at any time the name of the Warrant Agent is changed and at such time any of the Warrant Certificates have been countersigned but not delivered, the Warrant Agent whose name has changed may adopt the countersignature under its prior name; and if at that time any of the Warrant Certificates have not been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

                  SECTION 16. Warrant Agent. The Warrant Agent undertakes only the duties and obligations expressly imposed by this Agreement and the Warrant Certificate, in each case upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

                       (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the accuracy of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. Except as otherwise provided herein, the Warrant Agent assumes no responsibility with respect to the execution, delivery or distribution of the Warrant Certificates.

                       (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company, nor shall it at any time be under any duty or responsibility to any holder of a Warrant to make or cause to be made any adjustment in any Exercise Price or in the number of Shares issuable upon exercise of any Warrant (except as instructed by the Company), or to determine whether any facts exist that may require any such adjustments, or with respect to the nature or extent of or method employed in making any such adjustments when made.

                       (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may also be counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel, absent gross negligence, bad faith or willful misconduct (each as determined by a final order, judgment, ruling or decree of a court of competent jurisdiction) in the selection and continued retention of such counsel and the reliance on such counsel's advice.

                       (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                       (e) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent under this Agreement, to reimburse the Warrant Agent upon demand for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the preparation, administration, delivery, execution and amendment of this Agreement and the performance of its duties under this Agreement and to indemnify the Warrant Agent and save it harmless against any and all losses, liabilities and expenses, including judgments, damages, fines, penalties, claims, demands, settlements, costs and reasonable counsel fees and expenses, for anything done or omitted by the Warrant Agent arising out of or in connection with this Agreement except as a result of its gross negligence, bad faith or willful misconduct (each as determined by a final order, judgment, ruling or decree of a court of competent jurisdiction). The costs and expenses incurred by the Warrant Agent in enforcing the right to indemnification shall be paid by the Company unless it is determined by a final order, judgment, decree or ruling of a court of competent jurisdiction that the Warrant Agent is not entitled to indemnification due to its gross negligence, bad faith or willful misconduct.

                       (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrant Certificates furnishes the Warrant Agent with reasonable security and indemnity for any costs or expenses that may be incurred. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery or judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

                       (g) The Warrant Agent, and any stockholder, affiliate, director, officer or employee thereof, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company is interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it was not the Warrant Agent under this Agreement, or a stockholder director, officer or employee of the Warrant Agent, as the case may be. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                       (h) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything that it may do or refrain from doing in connection with this Agreement except in connection with its own gross negligence, bad faith or willful misconduct (each as determined by a final order, judgment, decree or ruling of a court of competent jurisdiction). In no event will the Warrant Agent be liable for special, indirect, incidental, punitive or consequential loss or damage of any kind whatsoever, even if the Warrant Agent has been advised of the possibility of such loss or damage. Any liability of the Warrant Agent under this Agreement to the Company will be limited to the amount of fees paid by the Company to the Warrant Agent.

                       (i) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

                       (j) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due and validly authorized execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its due and validly authorized countersignature thereof), nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of the Shares to be issued pursuant to this Agreement or any Warrant Certificate or as to whether the Shares will when issued be validly issued, fully paid and nonassessable or as to the Exercise Price or the number of Shares issuable upon exercise of any Warrant.

                       (k) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Secretary or an Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Warrant Agent and the Warrant Agent shall not be liable for any action taken, suffered to be taken, or omitted to be taken by it in good faith in accordance with instructions of any such officer or in good faith reliance upon any statement signed by any one of such officers of the Company with respect to any fact or matter (unless other evidence in respect thereof is herein specifically prescribed) which may be deemed to be conclusively proved and established by such signed statement.

                       (l) No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

                       (m) If the Warrant Agent shall receive any notice or demand (other than notice of or demand for exercise of Warrants) addressed to the Company by the holder of the Warrant Certificates pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

                       (n) The provisions of this Section 16 shall survive the termination of this Agreement, the exercise or expiration of the Warrants and the resignation or removal of the Warrant Agent.

                  SECTION 17. Change of Warrant Agent. If the Warrant Agent resigns (such resignation to become effective not earlier than 90 calendar days after the giving of written notice thereof to the Company and the registered holders of Warrant Certificates) or shall be adjudged a bankrupt or insolvent, or shall file a voluntary petition in bankruptcy or make an assignment for the benefit of its creditors or consent to the appointment of a receiver of all or any substantial part of its property or affairs or shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay or meet its debts generally as they become due, or if an order of any court shall be entered approving any petition filed by or against the Warrant Agent under the provisions of bankruptcy laws or any similar legislation, or if a receiver, trustee or other similar official of it or of all or any substantial part of its property shall be appointed, or if any public officer shall take charge or control of it or of its property or affairs, for the purpose of rehabilitation, conservation, protection, relief, winding up or liquidation, or becomes incapable of acting as Warrant Agent or if the Board of Directors of the Company by resolution removes the Warrant Agent (such removal to become effective not earlier than 30 calendar days after the filing of a certified copy of such resolution with the Warrant Agent and the giving of written notice of such removal to the registered holders of Warrant Certificates), the Company shall appoint a successor to the Warrant Agent. If the Company fails to make such appointment within a period of 60 calendar days after such removal or after it has been so notified in writing of such resignation or incapacity by the Warrant Agent or by the registered holder of a Warrant Certificate (in the case of incapacity), then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a bank or trust company, in good standing, incorporated under the laws of any state or of the United States of America. As soon as practicable after appointment of the successor Warrant Agent, the Company shall cause written notice of the change in the Warrant Agent to be given to each of the registered holders of the Warrant Certificates at such holder's address appearing on the Warrant Register. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed. The former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder and execute and deliver, at the expense of the Company, any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 17 or any defect therein, shall not affect the legality or validity of the removal of the Warrant Agent or the appointment of a successor Warrant Agent, as the case may be.

                  SECTION 18. Warrantholder Not Deemed a Stockholder. Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

                  SECTION 19. Notices to Company and Warrant Agent. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by any registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made if sent by certified mail, return receipt requested, addressed (until another address is filed in writing by the Company with the Warrant Agent), or by facsimile transmission with receipt confirmed, as follows:

                        AMF Bowling Worldwide, Inc.
                        8100 AMF Drive
                        Richmond, Virginia 23111
                        Attention: General Counsel and Chief Financial Officer Facsimile No.: (804) 559-6276

                  If the Company fails to maintain such office or agency or fails to give such notice of any change in the location thereof, presentation may be made and notices and demands may be served at the principal office of the Warrant Agent.

                  Any notice pursuant to this Agreement to be given by the Company or by any registered holder of any Warrant Certificate to the Warrant Agent shall be sufficiently given if sent by certified mail, return receipt requested, addressed (until another address is filed in writing by the Warrant Agent with the Company), or by facsimile transmission with receipt confirmed, as follows:

                                    Mellon Investor Services LLC
                                    120 Broadway, 13th Floor
                                    New York, New York  10271
                                    Attention:  Relationship Manager
                                    Facsimile No.: (917) 320-6318

                                    With a copy to:

                                    Mellon Investor Services LLC
                                    85 Challenger Road
                                    Ridgefield Park, New Jersey  07660
                                    Attention:  General Counsel
                                    Facsimile No.: (201) 296-4004

                  The Warrant Agent maintains a Warrant Agent Office at:

                                    Mellon Investor Services LLC
                                    120 Broadway, 13th Floor
                                    New York, New York  10271
                                    Attention:  Relationship Manager
                                    Facsimile No.: (917) 320-6318

                  SECTION 20. Payment of Taxes and Charges. The Company will from time to time promptly pay to the Warrant Agent, or make provisions satisfactory to the Warrant Agent for the payment of, all taxes and charges that may be imposed by the United States or any state upon the Company or the Warrant Agent in connection with the issuance or delivery of shares of Common Stock upon the exercise of any Warrants, but any taxes or charges in connection with the issuance of Warrant Certificates or certificates for shares of Common Stock in any name other than that of the registered holder of the Warrant Certificate surrendered shall be paid by such registered holder; and, in such case, the Company shall not be required to issue or deliver any Warrant Certificate or certificate for shares of Common Stock until such taxes or charges shall have been paid or it has been established to the Company's satisfaction that no tax or charge is due. The Warrant Agent shall have no duty or obligation under this Section unless and until it is satisfied that all such taxes and/or charges have been paid.

                  SECTION 21. Supplements and Amendments.

                  This Agreement constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and may not be amended, except in a writing signed by both of them.

                  The Company and the Warrant Agent may from time to time supplement or amend this Agreement (a) without the approval of any holders of Warrant Certificates in order to cure any ambiguity, manifest error or other mistake in this Agreement, or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Warrant Agent may deem necessary or desirable and that shall not adversely affect, alter or change the interests of the holders of the Warrants or (b) with the prior written consent of holders of the Warrants exercisable for a majority of the Shares then issuable upon exercise of the Warrants then outstanding; provided, however that each amendment or supplement that decreases the Warrant Agent's rights or increases its duties and responsibilities hereunder shall also require the prior written consent of the Warrant Agent.

                  SECTION 22. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                  SECTION 23. Termination. This Agreement shall terminate on the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants have been exercised. The provisions of
Section 16, this Section 23, Section 24 and Section 25 shall survive such termination and the resignation or removal of the Warrant Agent.

                  SECTION 24. Governing Law Venue and Jurisdiction. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State, irrespective of any contrary result otherwise required by applicable conflict or choice of law rules. Each party hereto consents and submits to the jurisdiction of the courts of the State of New York and of the federal courts of the Southern District of New York in connection with any action or proceeding brought against it that arises out of or in connection with, that is based upon, or that relates to this Agreement or the transactions contemplated hereby. In connection with any such action or proceeding in any such court, each party hereto hereby waives personal service of any summons, complaint or other process and hereby agrees that service thereof may be made in accordance with the procedures for giving notice set forth in Section 19 hereof. Each party hereto hereby waives any objection to jurisdiction or venue in any such court in any such action or proceeding and agrees not to assert any defense based on lack of jurisdiction or venue in any such court in any such action or proceeding.

                  SECTION 25. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrant Certificates.

                  SECTION 26. Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  SECTION 27. Headings. The headings of sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and in no way modify or restrict any of the terms or provisions hereof.

                  SECTION 28. Meaning of Terms Used in Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Any references to any federal, state, local or foreign statute or law shall also refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. Unless the context otherwise requires: (a) a term has the meaning assigned to it by this Agreement; (b) forms of the word "include" mean that the inclusion is not limited to the items listed; (c) "or" is disjunctive but not exclusive; (d) words in the singular include the plural, and in the plural include the singular; (e) provisions apply to successive events and transactions; (f) "hereof", "hereunder", "herein" and "hereto" refer to the entire Agreement and not any section or subsection; (g) "$" means the currency of the United States; (h) "business day" means any day, except for Saturday and Sunday, on which banks are not required or authorized by law or executive order to close in New York City; and (i) "person" means a natural person, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity, or a governmental entity or any department, agency or political subdivision thereof.

                  SECTION 29. Severability. If any part of this Agreement shall be held to be invalid or unenforceable by any court, or regulatory agency or body, such invalidity or unenforceability shall attach only to such part and shall not affect the validity or enforceability of the rest of this Agreement. Furthermore, in lieu of any such invalid or unenforceable provision or condition, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms and commercial effect to such invalid or unenforceable provision as may be possible and be valid and enforceable.

                      [The next page is the signature page]

                  IN WITNESS WHEREOF, the parties hereto have caused this Series A Warrant Agreement to be executed and delivered as of the day and year first above written.

                                        AMF BOWLING WORLDWIDE, INC.



                                        By:____________________________
                                            Name:
                                            Title:




                                        MELLON INVESTOR SERVICES LLC




                                        By:____________________________
                                            Name:
                                            Title:

                                    EXHIBIT A

                 [FORM OF FACE OF SERIES A WARRANT CERTIFICATE]

                            VOID AFTER MARCH 9, 2009

This Global Warrant Certificate is held by The Depositary Trust Company (the "Depositary") or its nominee in custody for the benefit of the beneficial owners hereof, and is not transferable to any person under any circumstances except that (i) this Global Warrant Certificate may be exchanged in whole but not in part pursuant to Section 6(a) of the Warrant Agreement, (ii) this Global Warrant Certificate may be delivered to the Warrant Agent for cancellation pursuant to
Section 6(i) of the Warrant Agreement and (iii) this Global Warrant Certificate may be transferred to a successor Depositary with the prior written consent of the Company./(1)/

Unless this Global Warrant Certificate is presented by an authorized representative of the Depositary to the Company or the Warrant Agent for registration of transfer, exchange or payment and any certificate issued is registered in the name of Cede & Co. or such other entity as is requested by an authorized representative of the Depositary (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful because the registered owner hereof, Cede & Co., has an interest herein./(1)/

Transfers of this Global Warrant Certificate shall be limited to transfers in whole, but not in part, to nominees of the Depositary or to a successor thereof or such successor's nominee, and transfers of portions of this Global Warrant Certificate shall be limited to transfers made in accordance with the restrictions set forth in Section 6 of the Warrant Agreement./(1)/

No registration or transfer of the securities issuable pursuant to the Warrant will be recorded on the books of the Company until such provisions have been complied with.


----------
/(1)/ These paragraphs are to be included only if the Warrant is in the form of Global Warrant Certificate.

                                                           CUSIP No. 030985 11 3

No. _____                                     WARRANT TO PURCHASE _____________
                                              SHARES OF COMMON STOCK

                           AMF BOWLING WORLDWIDE, INC.

                        WARRANT TO PURCHASE COMMON STOCK

                  This Series A Warrant Certificate ("Warrant Certificate") certifies that _______________ or its registered assigns, is the registered holder of a Warrant (the "Warrant") of AMF Bowling Worldwide, Inc., a Delaware corporation (the "Company"), to purchase the number of shares (the "Shares") of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company set forth above. This Warrant expires on March 9, 2009, (such date, the "Expiration Date") and entitles the holder to purchase from the Company the number of fully paid and nonassessable Shares set forth above at the exercise price (the "Exercise Price") multiplied by the number of Shares set forth above (the "Exercise Amount"), payable to the Company (i) by wire transfer in immediately available funds of the Exercise Amount to an account of the Warrant Agent specified in writing by the Warrant Agent for such purpose, no later than 5:00 p.m., New York City time, on the business day immediately prior to the Settlement Date (as defined in the Warrant Agreement), (ii) by surrender to the Warrant Agent through the facilities of the Depositary for cancellation of shares of Common Stock newly acquired upon exercise of the Warrant, valued at the Market Price (as defined in the Warrant Agreement) equal to the Exercise Amount or (iii) by a combination of the methods described in clauses (i) and
(ii) above. The initial Exercise Price shall be $21.19.

                  Subject to the terms and conditions set forth herein and in the Warrant Agreement, this Warrant may be exercised by the Holder thereof, by:

                           (i) providing written notice of such election ("Warrant Exercise Notice") to exercise the Warrant to the Warrant Agent at the address set forth in the Warrant Agreement, "Re: AMF Bowling Worldwide, Inc. Warrant Exercise", by hand or by facsimile, no later than 5:00 p.m., New York City time, on the Expiration Date, which Warrant Exercise Notice shall be in the form of an election to purchase Shares of Common Stock of the Company substantially in the form set forth either (x) in Exhibit B-1 to the Warrant Agreement, properly completed and executed by the Holder; provided that such written notice may only be submitted by persons who hold Definitive Warrant Certificates, or (y) in Exhibit B-2 to the Warrant Agreement, properly completed and executed by the Holder; provided that such written notice may only be submitted with respect to Warrants held through the book-entry facilities of the Depositary, by or through persons that are direct participants in the Depositary;

                           (ii) delivering, either (x) no later than 5:00 p.m., New York City time, on the business day immediately prior to the Settlement Date, such Warrants to the Warrant Agent by book-entry transfer through the facilities of the Depositary or (y) no later than 5:00 p.m., New York City time, on the business day immediately prior to the Settlement Date, the Warrant Certificates evidencing such Warrants to the Warrant Agent if Definitive Warrant Certificates have been issued and delivered pursuant to the Warrant Agreement; and

                           (iii) paying the applicable Exercise Amount, together with any applicable taxes and governmental charges.

                  The Exercise Price and the number of shares of Common Stock purchasable upon exercise of this Warrant are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

                  No Warrant may be exercised prior to the Initial Distribution Date or after the Expiration Date. After the Expiration Date, the Warrants will become wholly void and of no value.

                  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT CERTIFICATE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

                  This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its duly authorized officer.

                  Dated:  ________________

                                                AMF BOWLING WORLDWIDE, INC.



                                                By:___________________________
                                                    Name:
                                                    Title:



                  Countersigned:




MELLON INVESTOR SERVICES LLC
as Warrant Agent

By:_____________________
     Name:
     Title:

                [FORM OF REVERSE OF SERIES A WARRANT CERTIFICATE]

                           AMF BOWLING WORLDWIDE, INC.

                  The Warrant evidenced by this Warrant Certificate is a part of a duly authorized issue of Warrants to purchase a maximum of 1,764,706 shares of Common Stock issued pursuant to that certain Series A Warrant Agreement, dated as of March 8, 2002 (the "Warrant Agreement"), duly executed and delivered by the Company and Mellon Investor Services LLC, as Warrant Agent (the "Warrant Agent"). The Warrant Agreement hereby is incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be inspected at the Warrant Agent Office and is available upon written request addressed to the Company. All capitalized terms used herein but not defined that are defined in the Warrant Agreement shall have the meanings assigned to them therein.

                  Warrants may be exercised to purchase Shares from the Company from the Initial Distribution Date through 5:00 p.m. New York City time on the Expiration Date, at the Exercise Price set forth on the face hereof, subject to adjustment as described in the Warrant Agreement. Subject to the terms and conditions set forth herein and in the Warrant Agreement, the Holder of the Warrant evidenced by this Warrant Certificate may exercise such Warrant by:

                           (i) providing a Warrant Exercise Notice to the Warrant Agent at the address set forth in the Warrant Agreement, "Re:
          AMF Bowling Worldwide, Inc. Warrant Exercise", by hand or by facsimile, no later than 5:00 p.m., New York City time, on the Expiration Date, which Warrant Exercise Notice shall be in the form of an election to purchase Shares of Common Stock of the Company substantially in the form set forth either (x) in Exhibit B-1 to the Warrant Agreement, properly completed and executed by the Holder; provided that such written notice may only be submitted by persons who hold Definitive Warrant Certificates, or (y) in Exhibit B-2 to the Warrant Agreement, properly completed and executed by the Holder; provided that such written notice may only be submitted with respect to Warrants held through the book-entry facilities of the Depositary, by or through persons that are direct participants in the Depositary;

                           (ii) delivering, either (x) no later than 5:00 p.m., New York City time, on the business day immediately prior to the Settlement Date, such Warrants to the Warrant Agent by book-entry transfer through the facilities of the Depositary or (y) no later than 5:00 p.m., New York City time, on the business day immediately prior to the Settlement Date, the Warrant Certificates evidencing such Warrants to the Warrant Agent if Definitive Warrant Certificates have been issued and delivered pursuant to Section 3; and

                           (iii) paying the applicable Exercise Amount, together with any applicable taxes and governmental charges.

                                     A-1-R

The Exercise Amount shall be payable (i) by wire transfer in immediately available funds of the Exercise Amount to an account of the Warrant Agent specified in writing by the Warrant Agent for such purpose, no later than 5:00 p.m., New York City time, on the business day immediately prior to the Settlement Date, (ii) by surrender to the Warrant Agent through the facilities of the Depositary for cancellation of shares of Common Stock newly acquired upon exercise of the Warrant, valued at the Market Price (as defined in the Warrant Agreement) equal to the Exercise Amount or (iii) by a combination of the methods described in clauses (i) and (ii) above. The initial Exercise Price shall be $21.19.

                  In the event that upon any exercise of the Warrant evidenced hereby the number of Shares actually purchased shall be less than the total number of Shares purchasable upon exercise of the Warrant evidenced hereby, there shall be issued to the holder hereof, or such holder's assignee, a new Warrant Certificate evidencing a Warrant to purchase the Shares not so purchased. No adjustment shall be made for any cash dividends on any Shares issuable upon exercise of this Warrant. After the Expiration Date, unexercised Warrants shall become wholly void and of no value.

                  The Company shall not be required to issue fractions of Shares or any certificates that evidence fractional Shares.

                  Warrant Certificates, when surrendered at the Warrant Agent Office by the registered holder thereof in person or by a legal representative or attorney duly authorized in writing, by mail or by book-entry delivery through the facilities of the Depositary may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing a Warrant to purchase in the aggregate a like number of Shares.

                  No Warrants may be sold, exchanged or otherwise transferred in violation of the Securities Act or state securities laws. The Company or the Warrant Agent may require that, as a condition to any sale, exchange or transfer of a Warrant that the holder deliver to the Company and the Warrant Agent an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to the Company, to the effect that such sale, exchange or transfer is made in compliance with the Securities Act and all applicable state securities laws or pursuant to an exempt transaction under the Securities Act and such state securities laws. The provisions of this paragraph shall not apply to the exercise of any Warrant to the extent that the Shares issued upon such exercise (and any unexercised portion of the Warrant so exercised) shall be issued to the same registered holder that exercised such Warrant.

                  The Company and Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

                  [Balance of page intentionally remains blank]



                                     A-2-R

                                   EXHIBIT B-1

                [FORM OF ELECTION TO EXERCISE FOR WARRANT HOLDERS
                  HOLDING WARANTS IN FORM OF DEFINITIVE WARRANT
                 CERTIFICATES WHEN WARRANT CERTIFICATES WILL BE
                   PHYSICALLY DELIVERED IN CONNECTION WITH THE
                                WARRANT EXERCISE]

                  (TO BE EXECUTED UPON EXERCISE OF THE WARRANT)

                  The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ____ newly issued shares of Common Stock of AMF Bowling Worldwide, Inc. (the "Company") at the Exercise Price of $____ per share. The undersigned represents, warrants and promises that it has the full power and authority to exercise and deliver the Warrants exercised hereby.

                  The undersigned represents, warrants and promises that it has delivered or will deliver in payment for such Shares $__________ [select one of the following] [(i) by wire transfer in immediately available funds of the Exercise Amount to an account of the Warrant Agent specified in writing by the Warrant Agent for such purpose, no later than 5:00 p.m., New York City time, on the business day immediately prior to the Settlement Date], [(ii) by surrender to the Warrant Agent for cancellation of shares of Common Stock newly acquired upon exercise of the Warrant, valued at the Market Price (as defined in the Warrant Agreement) equal to the Exercise Amount] or [(iii) by a combination of the methods described in clauses (i) and (ii) above, in accordance with the terms hereof]:

The undersigned requests that a certificate representing the Shares be registered and delivered as follows:

                                            ------------------------------------
                                                            Name

                                            ------------------------------------
                                                           Address

                                            ------------------------------------
                                               Delivery Address (if different)

                                     B-1-1

If such number of Shares is less than the aggregate number of Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the balance of such Shares shall be registered and delivered as follows:

                                            ------------------------------------
                                                           Name

                                            ------------------------------------
                                                          Address

                                            ------------------------------------
                                              Delivery Address (if different)

---------------------------------           ------------------------------------
Social Security or Other Taxpayer                        Signature
Identification  Number of Holder

                                            Note: The above signature must
                                            correspond with the name as written
                                            upon the face of this Warrant
                                            Certificate in every particular,
                                            without alteration or enlargement or
                                            any change whatsoever. If the
                                            certificate representing the Shares
                                            or any Warrant Certificate
                                            representing Warrants not exercised
                                            is to be registered in a name other
                                            than that in which this Warrant
                                            Certificate is registered, the
                                            signature of the holder hereof must
                                            be guaranteed.

SIGNATURE GUARANTEED:

---------------------------------




                                     B-1-2

                                   EXHIBIT B-2

                    [FORM OF ELECTION TO EXERCISE WARRANT FOR
                   HOLDERS HOLDING WARRANTS THROUGH BOOK-ENTRY
                   FACILITIES OF THE DEPOSITORY TRUST COMPANY
                   WHEN EXERCISE OF WARRANT WILL OCCUR THROUGH
                                SUCH FACILITIES]

     [TO BE COMPLETED BY DIRECT PARTICIPANT IN THE DEPOSITORY TRUST COMPANY]

                           AMF Bowling Worldwide, Inc.
                Warrants to Purchase _____ Shares of Common Stock

                  (TO BE EXECUTED UPON EXERCISE OF THE WARRANT)

                  The undersigned hereby irrevocably elects to exercise the right, represented by ______ Warrants held for its benefit through the book-entry facilities of The Depository Trust Company (the "Depositary"), to purchase ____ newly issued shares of Common Stock of AMF Bowling Worldwide, Inc. (the "Company") at the Exercise Price of $____ per share.

                  The undersigned represents, warrants and promises that (1) it has delivered or will deliver no later than 5:00 p.m., New York time, on two business days after the date on which this Warrant Exercise Notice is delivered the number of Warrants specified below to the Warrant Agent's account at the Depositary by book-entry transfer; (2) it has the full power and authority to exercise and deliver the Warrants exercised hereby; and (3) it has delivered the exercise price of U.S. $___ for each Warrant exercised hereby, [(i) by wire transfer in immediately available funds of the Exercise Amount to an account of the Warrant Agent specified in writing by the Warrant Agent for such purpose, no later than 5:00 p.m., New York City time, on the business day immediately prior to the Settlement Date], [(ii) by surrender to the Warrant Agent through the facilities of the Depositary for cancellation of shares of Common Stock newly acquired upon exercise of the Warrant, valued at the Market Price (as defined in the Warrant Agreement) equal to the Exercise Amount] or [(iii) by a combination of the methods described in clauses (i) and (ii) above, in accordance with the terms hereof]

                  The undersigned requests that the principal amount of Warrants exercised hereby be in registered form in the authorized denominations, registered in such names and delivered, all as specified in accordance with the instructions set forth below; provided, that if the shares of Common Stock are evidenced by global securities, the shares of Common Stock shall be registered in the name of the Depositary or its nominee.

                                     B-2-1

Dated: _______________

NOTE: THIS EXERCISE NOTICE MUST BE DELIVERED TO THE WARRANT AGENT, PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. THE WARRANT AGENT SHALL NOTIFY YOU (THROUGH THE CLEARING SYSTEM) OF (1) THE WARRANT AGENT'S ACCOUNT AT THE DEPOSITARY TO WHICH YOU MUST DELIVER YOUR WARRANTS ON THE EXERCISE DATE AND (2) THE ADDRESS, PHONE NUMBER AND FACSIMILE NUMBER WHERE YOU CAN CONTACT THE WARRANT AGENT AND TO WHICH WARRANT EXERCISE NOTICES ARE TO BE SUBMITTED.

NAME OF DIRECT PARTICIPANT IN THE DEPOSITARY:


-----------------------------------------------------
(PLEASE PRINT)

ADDRESS:
         --------------------------------------------

----------------------------------------------------

CONTACT NAME:
             ----------------------------------------

ADDRESS:
        ---------------------------------------------

TELEPHONE (INCLUDING INTERNATIONAL CODE):
                                         ------------

-----------------------------------------------------

FAX (INCLUDING INTERNATIONAL CODE):

-----------------------------------------------------


SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER
(IF APPLICABLE):
                -------------------------------------

ACCOUNT FROM WHICH WARRANTS ARE BEING DELIVERED:

DEPOSITARY ACCOUNT NO.
                      -------------------------------


WARRANT EXERCISE NOTICES WILL ONLY BE VALID IF DELIVERED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH IN THIS NOTIFICATION (OR AS OTHERWISE DIRECTED), MARKED TO THE ATTENTION OF "AMF BOWLING WORLDWIDE, INC. WARRANT EXERCISE".

WARRANT HOLDER DELIVERING WARRANTS, IF OTHER THAN THE DIRECT DTC PARTICIPANT DELIVERING THIS WARRANT EXERCISE NOTICE

NAME:
     ------------------------------------------------
          (PLEASE PRINT)

CONTACT NAME:
             ----------------------------------------

TELEPHONE (INCLUDING INTERNATIONAL CODE):
                                         ------------


-----------------------------------------------------

FAX (INCLUDING INTERNATIONAL CODE):

-----------------------------------------------------

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER
(IF APPLICABLE):


----------------------------------------------------

ACCOUNT TO WHICH THE SHARES OF COMMON STOCK ARE TO
BE CREDITED:

DEPOSITARY ACCOUNT NO.
                      -------------------------------




                                     B-2-2

FILL IN FOR DELIVERY OF THE COMMON STOCK, IF OTHER THAN
TO THE PERSON DELIVERING THIS WARRANT EXERCISE NOTICE:

NAME:
     ------------------------------------------------
         (PLEASE PRINT)

ADDRESS:
        ---------------------------------------------

-----------------------------------------------------

CONTACT NAME:
             ----------------------------------------

TELEPHONE (INCLUDING INTERNATIONAL CODE):

-----------------------------------------------------


FAX (INCLUDING INTERNATIONAL CODE):

-----------------------------------------------------


SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER
(IF APPLICABLE):

-----------------------------------------------------

NUMBER OF WARRANTS BEING EXERCISED:

-----------------------------------------------------

(ONLY ONE EXERCISE PER WARRANT EXERCISE NOTICE)

Signature:
          -------------------------------------------

Name:
     ------------------------------------------------

Capacity in which Signing:
                          ---------------------------

Signature Guaranteed:

-----------------------------------------------------




                                     B-2-3

                                    EXHIBIT C

                              [FORM OF ASSIGNMENT]

                (TO BE EXECUTED BY THE REGISTERED HOLDER IF SUCH
               HOLDER DESIRES TO TRANSFER THE WARRANT CERTIFICATE)

 FOR VALUE RECEIVED, the undersigned registered holder hereby sells, assigns and transfers unto



                     --------------------------------------
                                Name of Assignee

                     --------------------------------------
                               Address of Assignee

this Warrant Certificate, together with all right, title and interest therein, and does irrevocably constitute and appoint _________________ attorney, to transfer the within Warrant Certificate to purchase _________ shares of Common Stock to which the Warrant Certificate relates on the books of the Warrant Agent, with full power of substitution.



---------------------------------           ------------------------------------
             Dated                                       Signature

                                            Note: The above signature must
                                            correspond with the name as written
                                            upon the face of this Warrant
                                            Certificate in every particular,
                                            without alteration or enlargement or
                                            any change whatsoever.

---------------------------------
Social Security or Other Taxpayer
Identification Number of Assignee



SIGNATURE GUARANTEED:

------------------------------


                                      C-1